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                                                                    EXHIBIT K(2)


                      STATE STREET BANK AND TRUST COMPANY

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                      TRANSFER AGENT AND REGISTRAR SERVICES
                         CLOSED-END FUND FEE AGREEMENT
                                      FOR
                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.




ONGOING TRANSFER AGENT FEES

$6.50 per shareholder account per annum. Includes the issuance and registration of the first 1,500 credit certificates in a calendar year, but excludes the issuance of the initial shares being distibuted by the Gabelli Equity Trust. Excess credits beyond 1,500 to be billed at $1.25 each within a calendar year.

For each dividend reinvestment per participant            $.75
For each optional cash infusion                           $.75

ACCOUNT MAINTENANCE SERVICES

-      Establishing new accounts

- Preparation and mailing of W-9 solicitation to new accounts without T.I.N.'s

-      Address changes

-      Processing T.I.N. changes

-      Processing routine and non-routine transfers of ownership

-      Issuance of credit certificates (see limits)

-      Posting debit and credit transactions

-      Providing a daily transfer journal of ownership changes

-      Responding to written shareholder communications

-      Responding to shareholder telephone inquiries; toll-free number

-      Placing and releasing stop transfers

-      Replacing lost certificates

-      Registration of credit certificates (see limits)

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Fee. Agreement
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DIVIDEND DISBURSEMENT SERVICES

-      Generate and mail twelve dividend checks per annum with one enclosure

-      Replace lost dividend checks

-      Processing of backup withholding and remittance

-      Processing of non-resident alien withholding and remittance

-      Preparation and filing of Federal Tax Forms 1099 and 1042

-      Preparation and filing of State Tax Information as directed

DIVIDEND REINVESTMENT SERVICES PROVIDED

-      Processing optional cash investments and acknowledging same

-      The reinvestment of dividend proceeds for participants

-      Participant withdrawal or sell requests

-      Preparation, mailing and filing of Federal Tax Form 1099B for sales

-      Preparation and mailing of reinvestment statements



ANNUAL MEETING SERVICES


- Coordination of mailing of proxies, proxy statement, annual report and business reply envelope (all out-of-pocket expenses, including printing of proxy cards, postage, and envelope costs will be billed as incurred)

- Providing one set of labels of banks, brokers and nominees for broker search

-      Providing an Annual Meeting Record Date List

-      Tabulation of returned proxies

-      Daily reporting of tabulation results

-      Interface support during solicitation effort

- Providing one Inspector of Election at Annual Meeting (out-of-pocket travel expenses billed as cost as incurred)

-      Providing an Annual Meeting Final Voted list

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Fee Agreement
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ADDRESSING AND MAILING SERVICES

 -  Preparation for the mailing of three (3) quarterly reports


INFORMATIONAL SERVICES PROVIDED

-      One complete statistical report annually

       -      Shareholders by state

       -      Shareholders by classification code

       -      Shareholders by share grouping

-      Geographical Analysis monthly

TERMS OF FEE AGREEMENT

-      Minimum $1,000 per month

MISCELLANEOUS

- All out-of-pocket expenses such as postage, stationery, etc. will be billed as incurred.

ADDITIONAL SERVICES

- Services over and above this Fee Schedule will be invoiced in accordance with our current Schedule of Services or priced by appraisal.



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                        STATE STREET BANK AND TRUST COMPANY

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                       STOCK TRANSFER AGENT FEE AGREEMENT

                                       FOR

                       THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

FEE AGREEMENT EFFECTIVE DATE:                 10/7/94



REQUIRED SIGNATURES:

 /s/ CHARLES V. ROSSI                                  October 7, 1994
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State Street Bank and Trust Company                    Date
Nane:  Charles V. Rossi
Title; Vice President

 [SIG]                                                 10/10/94
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The Gabelli Global Multimedia Trust Inc.               Date
Name:
Title: